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                            TCF FINANCIAL CORPORATION
                   1995 MANAGEMENT INCENTIVE PLAN - EXECUTIVE
                                 ACKNOWLEDGMENT

1. ELIGIBILITY - Each Participant shall be given a copy of this 1995 Management Incentive Plan for Executives (the "Plan") and required to sign an acknowledgment of its terms. The participants in the Plan are those approved by the Personnel/Affirmative Action Committee (the "Committee"): the Chairman, Vice Chairs and President of TCF Financial, the CEO of each subsidiary bank and the CEO and President of Great Lakes Bancorp.

2. All participants will be evaluated by the Chairman of TCF Financial (the "Chairman") who will forward all recommendations to the Committee for approval. The Committee evaluates the performance of the Chairman. The Committee will be presented with the Chairman's report and recommendations for all participants of the Plan in January of 1996 along with the evaluation of achievement of the return on assets ("ROA") goals attached hereto. The Committee will consider the ROA performance and shall also evaluate all other matters it deems appropriate in its sole discretion including but not limited to the recommendations of the Chairman.

3.   The criteria for awards (subject to paragraph 5) is as follows:

     a. The first criterion for disbursement under the Plan will be the achievement of "Threshold Levels." These levels relate to the safety and soundness of TCF's balance sheet. THESE LEVELS MUST BE SUBSTANTIALLY MET, IN THE JUDGMENT OF THE COMMITTEE, FOR ANY PAYMENT TO BE MADE. The threshold levels for 1995 are as follows:

               (1)  The "applicable Bank" has a macro rating of 1 or 2
               (2) The "applicable Bank" continues to be classified as "well capitalized"
               (3) The "applicable Bank's" classified assets to core capital and reserves is less than 100%

          THE "APPLICABLE BANK," FOR EXECUTIVES OF TCF FINANCIAL, IS ALL SUBSIDIARY BANKS. OTHERWISE IT IS THE BANK THAT EMPLOYS THE EXECUTIVE.

     b. The amount of incentive payable to a participant if the criteria in paragraph 3a are met shall be determined by the achievement of ROA financial goals on Exhibit A attached. ROA will be calculated on the basis of after-tax earnings divided by average assets, adjusted in the Committee's discretion to exclude extraordinary gains or losses, merger or acquisition-related charges during the year and other extraordinary events. The Committee has the final determination as to the calculation of ROA used in calculating the percentage of bonus payable. The bonus percentage payable shall be prorated between the ROA goals and bonus percentages stated on Exhibit A, based on the actual ROA determined by the Committee for the year.

     c.   Incentives will be paid in cash.

4. The Chairman has authority to make interpretations under this Plan and determine the application of the criteria set forth in paragraph 3 to participants in the Plan, subject to approval by the Committee. All questions of interpretation should be directed to the Chairman, who is the only person authorized to make a binding interpretation (subject to Committee approval). Said Chairman shall make his interpretations solely on the basis of his determination of what is in the best interest of TCF Financial and the bank involved (if any), and he may differentiate between participants and individual cases on whatever criteria he deems appropriate (subject to Committee approval).

5. Individual awards need not be based upon the guidelines set forth in paragraph 3 and the Committee may make such adjustments, deletions and additions as it determines appropriate in its sole discretion, and may also determine that no awards will be made in a particular year.

6. Incentive compensation will be paid on or about February 1 immediately following approval of awards in January. Expenses under the Plan are charged to TCF Financial or the subsidiary bank which is the executive's employer, with approval of the appropriate Committee and the Board.

7. The Committee may amend this Plan from time to time as it deems appropriate.

8. This Plan shall not be construed as a contract of employment, nor shall it be considered a term of employment, nor as a binding contract to pay awards.

9. Notwithstanding the foregoing, for a participant who is the Chief Executive Officer of a subsidiary bank, any award determined hereunder must be approved in advance by that bank's board of directors or personnel committee on the basis of what is in the best interests of that bank and its own financial condition.

10. This Plan is effective for service on or after January 1, 1995, and supersedes and replaces the prior Management Incentive Compensation Plan and any other prior incentive arrangements with respect to executives in this Plan. The Plan may not be amended except in writing signed by TCF Financial, the employer (if other than TCF Financial) and the executive.

                         ACKNOWLEDGMENT
I have received, read, and acknowledge the terms of the foregoing plan.


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Date                               Signature